Exhibit 32
                        SOUTHCOAST FINANCIAL CORPORATION

                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350


The undersigned, who are the chief executive officer and the chief financial officer of Southcoast Financial Corporation, each hereby certifies that, to the best of his knowledge, the accompanying Form 10-Q of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.




Date:    May 8, 2009                     /s/ L. Wayne Pearson
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                                         L. Wayne Pearson
                                         Chief Executive Officer




                                         /s/ William C. Heslop
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                                         William C. Heslop
                                         Chief Financial Officer